EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated October 6, 2004 in this Registration Statement on Form SB-2 of Doranetti Music, Inc.

We also consent to the references to us under the heading "Experts" in such Document.

December 7, 2004

Lopez, Blevins, Bork & Associates, LLP
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Lopez, Blevins, Bork & Associates, LLP
Houston, Texas